Exhibit 107

Calculation of Filing Fee Table

Post-Effective Amendment No. 1 to Form S-1 on Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

ProSomnus, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share (Secondary Offering)(6)	457(c)	1,601	5.72	(5)	$9,157.72	0.0001102	$1.01
	Equity	Common Stock, $0.0001 par value per share, each underlying the warrants (Primary Offering)(2)	457(g)	6,512,098	11.50	(3)	$74,889,127	0.0001102	$8,252.78
	Equity	Common Stock, $0.0001 par value per share, each underlying the convertible notes (Primary Offering)(4)	457(c)	3,179,410	5.72	(5)	18,186,225.20	0.0001102	2,004.12
	Equity	Common Stock, $0.0001 par value per share (Secondary Offering)(6)	457(c)	9,848,762	5.72	(5)	$56,334,918.64	0.0001102	$6,208.11
	Equity	Warrants to purchase Common Stock (Secondary Offering)(7)	457(i)	2,411,848	—		—	—	—	(8)

			Total Offering Amounts				$149,419,148.56		$16,466.02
			Total Fees Previously Paid				$149,419,148.56		$16,466.02
			Total Fee Offsets				—		$—
			Net Fees Due				$—		$—

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Reflects the 4,597,191 shares of common stock, $0.0001 par value per share (“Common Stock”) that may be issued upon exercise of (i) up to 4,100,250 shares of Common Stock issuable upon the exercise of 4,100,250 warrants originally issued in the initial public offering (the “Public Warrants”) of Lakeshore Acquisition I Corp., a Cayman Islands exempted entity (“Lakeshore”); (ii) up to an aggregate of 496,941 shares of Common Stock issuable upon the exercise of 496,941 warrants that made up a part of the private units originally issued in a private placement in connection with Lakeshore’s initial public offering or were issued at the closing of the Business Combination (the “Private Warrants”; and (iii) up to 1,914,907 shares of Common Stock issuable upon the exercise of 1,914,907 warrants (the “Convertible Note Warrants” and together with the Private Placement Warrants and the Public Warrants, the “Warrants”) as described in the prospectus forming part of the Registration Statement.
(3)	Reflects the shares of Common Stock that may be issued upon exercise of the Warrants at an exercise price of $11.50 per share of Common Stock.
(4)	Reflects up to 3,179,410 shares of Common Stock issuable upon the conversion of our Senior Secured Convertible Notes due 2025 and Subordinated Secured Convertible Notes due 2026 (the “Convertible Notes,” and such shares, the “Convertible Note Shares”).
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on December 30, 2022, such date being within five business days of the date that this Registration Statement was filed with the SEC.

(6)	Represents the resale of the Selling Securityholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”) of up to an aggregate of 9,850,363 shares of Common Stock, consisting of (i) 1,025,000 shares of Common Stock, issued in a private placement to the PIPE Investors (as described in the prospectus forming part of the Registration Statement) pursuant to the terms of separate Subscription Agreements (as described in the prospectus forming part of the Registration Statement) in connection with the Business Combination (as described in the prospectus forming part of the Registration Statement), (ii) an aggregate of 1,145,218 shares of Common Stock issued as bonus shares to PIPE Investors or shareholders of the Company who entered into agreements with Lakeshore not to redeem their shares in connection with the extraordinary general meeting of shareholders of Lakeshore held on December 2, 2022 to approve the Business Combination (the “Extraordinary General Meeting”), (iii) an aggregate of 1,054,390 shares of Common Stock originally issued to RedOne Investment Limited (the “Sponsor”) and its affiliates in connection with the initial public offering of Lakeshore, (iv) an aggregate of 613,917 shares of Common Stock issued at $10.00 per share to Craig-Hallum Capital Group LLC (“CH”) and Roth Capital Partners (“Roth”) in satisfaction of fees payable upon Lakeshore’s completion of its initial business combination as a commission pursuant to that certain Business Combination Marketing Agreement, dated June 10, 2021, by and between Lakeshore and CH, and in satisfaction of the placement agent fee payable in connection with the offering to PIPE Investors (as defined below), (v) 102,306 shares of Common Stock issued at $10.00 per share to Gordon Pointe Capital, LLC in satisfaction of an advisory fee payable by ProSomnus Holdings, Inc. upon consummation of the Business Combination, (vi) an aggregate of 326,713 shares of Common Stock issued as commitment shares in connection with the Convertible Note offering (as described in the prospectus forming part of the Registration Statement), (vii) 1,552 shares of Common Stock issued to a former shareholder of ProSomnus Holdings, Inc. and (viii) 5,581,218 shares of Common Stock held by HealthpointCapital Partners II, LP, an affiliate of the Company, which it received as merger consideration in connection with the Business Combination. A portion of these shares have been sold under this Registration Statement prior to the filing of this Post-Effective Amendment and therefore have been removed from the prospectus.
(7)	Represents up to an aggregate of 2,411,848 Warrants, consisting of 496,941 Private Warrants and 1,914,907 Convertible Note Warrants for sale by the Selling Warrantholders named in this Registration Statement.
(8)	In accordance with Rule 457(i), the entire registration fee for the Private Warrants and Convertible Note Warrants is allocated to the shares of Common Stock underlying such warrants, and no separate fee is payable for the Private Warrants and Convertible Note Warrants.